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                                                                    Exhibit 99

                    WINTHROP PARTNERS 81 LIMITED PARTNERSHIP

                                DECEMBER 31, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

                                                                                    Three Months Ended            Year Ended
                                                                                     December 31, 1996         December 31, 1996
                                                                                    ------------------         -----------------
     1.  Statement of Cash Available for Distribution:

         Net Income                                                                    $    56,000               $   223,000
         Add: Depreciation and amortization charged to
                  income not affecting cash available for distribution                      13,000                    50,000
                  Minimum lease payments received, net of interest
                  income earned, on leases accounted for under the
                  financing method                                                           9,000                    35,000

         Less: Cash to reserves                                                            (78,000)                 (227,000)
                                                                                       -----------               -----------
                  Cash Available for Distribution                                      $         0               $    81,000
                                                                                       ===========               ===========
                  Distributions allocated to General Partners                          $         -               $         -
                                                                                       ===========               ===========
                  Distributions allocated to Limited Partners                          $         -               $    81,000
                                                                                       ===========               ===========

     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1996:

         Entity Receiving                                Form of
         Compensation                                  Compensation                                Amount
         ----------------                              ------------                                ------
         Winthrop
         Management                       Property Management Fees                                 $ 1,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)        Interest in Cash Available for Distribution              $    31